(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.94

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

                THIS FIRST AMENDMENT to that certain Employment Agreement by and between CONSUMER PROGRAMS INCORPORATED (the “Corporation”) and JACK KRINGS (the “Executive”) dated as of September 5, 2001 (the “Employment Agreement”) is entered into as of this 10th day of September, 2004.

                WHEREAS, the Employment Agreement includes a Supplemental Retirement Benefits arrangement (the “SERP”) that provides for monthly payments to Executive or his beneficiaries for a period of two hundred forty (240) months in the event of death or retirement and for disability payments until death or disability if Executive’s employment terminates as a result of disability;

                WHEREAS, as a result of a Change of Control effective March 24, 2004, Executive is 100% vested in his SERP benefits;

                WHEREAS, the Corporation offered Executive an opportunity to receive a lump sum payment of his SERP benefits at a negotiated discount in exchange for a release from all future obligations to pay Executive SERP benefits;

                WHEREAS, the Corporation and Executive agreed upon a discount rate equal to 8.73%;

                NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the Corporation and Executive hereby agree to amend the Employment Agreement as follows:

                1.     In consideration of the Corporation’s payment to Executive of the gross amount of Six Hundred Eighty-three Thousand Six Hundred Twelve Dollars ($683,612.00), Subsections 5(g) relating to death benefits, 5(h) relating to disability benefits, 5(i) relating to supplemental retirement benefits and 5(j) relating to survivability of death and supplemental retirement benefits are hereby deleted. In addition, all references in the Employment Agreement to Subsections 5(g), (h), (i) and/or (j) shall also be deemed deleted and eliminated in their entirety. All definitions in the Employment Agreement that, as a result of the deletions and amendments set forth herein, define terms that no longer appear in the Employment Agreement are hereby deleted and eliminated in their entirety.

                2.     The second sentence of Subsection 6(a) shall be amended in its entirety to read as follows:

                                In the event of such termination, the Corporation shall pay to the
                                Executive’s Beneficiary or, in the event of Permanent Disability or attainment of age 65, the Executive or his legal representative all benefits and Base Salary accrued through the date of termination, including without limitation, amounts payable under any plan referred to Subsection 5(d) hereof.

                3.     The last sentence of Subsection 6(d)(1) shall be amended in its entirety to read as follows:

                                The payments pursuant to this Subsection 6(d)(1) shall be in full discharge of any claims, actions, demands or damages of every nature and description which Executive might have or might assert against the Corporation or any Affiliated Company in connection with or arising from the termination of Executive’s employment or the termination of this Agreement.

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4. The last sentence of Subsection 6(d)(2) shall be amended in its entirety to read as follows:

                                In addition to the payment pursuant to this Subsection 6(d)(2),
                                Executive shall be entitled to all remedies available under this
                                Agreement or at law in respect of any damages suffered by
                                Executive as a result of an involuntary termination of Employment without Cause.

                5.  Except as otherwise defined herein, all capitalized terms used in this First Amendment shall have the respective meanings ascribed to them in the Employment Agreement.

                6.  In the event of any conflict between this First Amendment and any other provision of this Agreement, the provisions of this Amendment shall prevail.

                7.  As amended by this First Amendment, the terms of the Employment Agreement are hereby ratified and affirmed by the parties.

                IN WITNESS WHEREOF, the parties have executive this First Amendment to Employment Agreement as of the date first written above.

CONSUMER PROGRAMS INCORPORATED

By:	/s/ Gary W. Douglass
_________________________________________
Gary W. Douglass

Its:	Executive Vice President, Finance and Chief Financial Officer and Member of the Office of the Chief Executive
_________________________________________
the “Corporation”

/s/ Jack Krings
_________________________________________
Jack Krings (Executive)
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